UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 28, 2010 (April 27, 2010)
Fentura Financial, Inc.

(Exact name of registrant as specified in its charter)
Michigan

(State or other jurisdiction of incorporation)

0-23550	38-2806518

(Commission File Number)	(IRS Employer Identification No.)

175 North Leroy Street P.O. Box 725 Fenton, Michigan	48430-0725

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (810) 629-2263
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     On April 28, 2010, Fentura Financial, Inc. (the “Company”) announced that it has entered into a Stock Purchase Agreement dated April 27, 2010 (the “Agreement”) in connection with the proposed sale of its bank subsidiary, West Michigan Community Bank, to investors affiliated with Northstar Financial, Inc. headquartered in Bad Axe, Michigan. The Company expects to receive approximately $11.0 million in proceeds from the sale, which equates to an approximate 10% premium to book value. The transaction is subject to customary terms and conditions, including but not limited to, bank regulatory approvals.
     The Agreement will be filed by an amendment to this Form 8-K in the near future.
     The Company’s press release announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01	Other Events.
     The Company also announced the anticipated closing on April 30, 2010 of the previously announced sale of Davison State Bank to Hantz Financial Holdings, Inc. of Southfield, Michigan.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
     Exhibit Number

99.1	Press Release dated April 28, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENTURA FINANCIAL, INC. (Registrant)
By:	/s/ Donald L. Grill
Donald L. Grill, President and Chief
Executive Officer

Dated: April 28, 2010

EXHIBIT INDEX
Exhibit Number

99.1	Press Release dated April 28, 2010.